Exhibit 99.1

CapLease Announces Second Quarter 2009 Results

NEW YORK--(BUSINESS WIRE)--August 5, 2009--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the second quarter ended June 30, 2009. Net income to common stockholders was $6.0 million, and funds from operations, or FFO, was $19.3 million. Second quarter results included $6.6 million of gain on extinguishment of debt.

Second Quarter 2009 Highlights:

  Stable Revenues of $44.6 Million
  FFO of $0.40 Per Share, or $0.28 Per Share Before Items Affecting Comparability Listed in Table Below
  Debt Reduction of $64 Million
  Reaffirms 2009 Guidance
	For the Three Months Ended June 30
(Amounts in thousands, except per share amounts)	2009	2008
Funds from operations	$19,294	$12,195
Per Share	$0.40	$0.27
Items that affect comparability (income) expense:
Gain on derivatives	–	(198)
Loss on investments	577	–
Gain on extinguishment of debt	(6,593)	–
Funds from operations, as adjusted for comparability	$13,278	$11,997
Per Share	$0.28	$0.27

Second Quarter 2009 Results:

For the quarter ended June 30, 2009, the Company’s total revenues were $44.6 million, compared to $45.6 million in the comparable period in 2008. Net income to common stockholders for the second quarter of 2009 was $6.0 million, or $0.12 per share, compared to net loss of $(1.2) million, or $(0.03) per share in the 2008 period. FFO for the second quarter of 2009 was $19.3 million, or $0.40 per share, compared to $12.2 million, or $0.27 per share, in the 2008 period. FFO adjusted for items that affect comparability was $13.3 million, or $0.28 per share, compared to $12.0 million, or $0.27 per share, in the 2008 period.

Paul McDowell, Chairman and Chief Executive Officer, stated, “During the second quarter, we continued to execute well on our balance sheet strengthening and debt reduction strategy which is supported by a stable and predictable portfolio. Through June in 2009, we have reduced our total debt by $79 million, including $64 million in the second quarter. And our portfolio generated $0.28 of adjusted FFO in the second quarter, $0.01 better than the comparable 2008 period. Our opportunistic debt repurchase activity, combined with the amortizing nature of our debt, which is scheduled at about $40 million annually, is positioning us well for the future. Further, we continue to expect our 2009 FFO and CAD results to be in line with the guidance we announced in February.”

Six Month Results:

For the six months ended June 30, 2009, the Company reported total revenues of $89.8 million, compared to total revenues of $91.6 million in the comparable period of 2008. Net income to common stockholders for the six months ended June 30, 2009 was $1.3 million, or $0.03 per share, compared to net (loss) of $(3.8) million, or $(0.09) per share, in the comparable period of 2008. FFO for the six months 2009 was $28.1 million, or $0.59 per share, compared to FFO of $23.1 million, or $0.51 per share, in the comparable period of 2008. FFO adjusted for items that affect comparability was $26.5 million, or $0.55 per share, compared to $24.9 million, or $0.56 per share, in the 2008 period.

	For the Six Months Ended June 30
(Amounts in thousands, except per share amounts)	2009	2008
Funds from operations	$28,102	$23,056
Per Share	$0.59	$0.51
Items that affect comparability (income) expense:
Loss on derivatives	–	1,862
Loss on investments	7,827	–
Gain on extinguishment of debt	(9,413)	–
Funds from operations, as adjusted for comparability	$26,516	$24,918
Per Share	$0.55	$0.56

Investment Portfolio:

At June 30, 2009, the Company’s portfolio before depreciation and amortization was approximately $2.0 billion, with 80% invested in owned properties. The weighted average underlying tenant credit rating on the Company’s entire portfolio is A- from Standard & Poor’s, with an average tenant rating on the owned property portfolio of A. Approximately 90% of the overall portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 94% of the owned property portfolio leased to investment grade tenants. The weighted average remaining lease term on the Company’s entire portfolio is approximately 9 years, including approximately 8 years on the owned property portfolio and approximately 17 years on the leases underlying the loan portfolio. Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants.

Balance Sheet:

At June 30, 2009, the Company’s assets included $1.6 billion in owned real property investments before depreciation and amortization, $251 million in loan investments, and $158 million in commercial mortgage-backed securities. Most of the Company’s debt is long-term non-recourse fixed rate debt. Only 13% of the Company’s debt is recourse and must be refinanced in the reasonably near term. The term credit facility with $159 million currently outstanding matures in April 2010 but may be extended to 2011. The Company’s convertible senior notes have $54 million currently outstanding maturing in October 2012.

Dividends:

In the second quarter of 2009, the Company declared a cash dividend on its common stock in the amount of $0.05 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2009 Guidance:

CapLease is affirming its previously disclosed full year 2009 guidance range of $0.91 to $0.96 of FFO per share and $(0.16) to $(0.11) of earnings per share (EPS). CapLease is also affirming its full year 2009 guidance range of $0.96 to $1.01 of cash available for distribution (CAD) per share.

The Company’s guidance estimates exclude the gain on debt extinguishment in the first six months of 2009, other than approximately $0.06 of gain on the convertible debt the Company repurchased in January of 2009, and assume no gains or losses associated with debt extinguishment for the remainder of 2009. In addition, guidance estimates exclude the loss on investments in the first six months of 2009 and assume no asset investment or disposition activity in 2009. Our guidance estimates also assume no capital raising activities, no portfolio impairments or losses, and no other gains or charges that may occur during the year, and include assumptions with respect to interest rate levels on our floating rate facility, the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s second quarter 2009 results at 10:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (888) 765-5547 or (913) 312-1496 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investor section.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (888) 203-1112 or (719) 457-0820 for international participants and entering passcode 9028481.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments, in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, stock-based compensation, above or below market rent amortization and non-cash interest income and expense, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2008 and 2009, CAD has been adjusted to exclude the non-cash gains on debt extinguishment.

The Company also discloses FFO as adjusted for items that affect comparability, as it believes this measure is a useful proxy for existing portfolio performance and, therefore, provides a meaningful presentation of operating performance. This adjusted FFO measure should not be considered as an alternative to net income or earnings per share determined in accordance with GAAP as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. It also differs from the NAREIT’s definition of FFO and may not be comparable to similarly titled measures reported by other companies.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  payment defaults on one or more of our asset investments;
  the impact to earnings associated with potential asset dispositions and debt repayments;
  the impact of any refinancing of or other amendment to our term financing facility;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses; and
  our failure to comply with our debt obligations.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries Consolidated Statements of Operations For the three and six months ended June 30, 2009 and June 30, 2008 (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008

Revenues:
Rental revenue	$33,890	$33,875	$67,751	$67,753
Interest income from loans and securities	7,829	8,694	15,971	17,854
Property expense recoveries	2,688	2,844	5,716	5,604
Other revenue	156	217	363	407
Total revenues	44,563	45,630	89,801	91,618
Expenses:
Interest expense	22,673	24,383	45,734	48,922
Property expenses	4,756	4,878	10,144	9,496
(Gain) loss on derivatives	–	(198)	–	1,862
Loss on investments	577	–	7,827	–
General and administrative expenses	2,636	3,248	5,154	6,244
General and administrative expenses-stock based compensation	515	627	1,020	1,061
Depreciation and amortization expense on real property	13,319	13,293	26,637	26,571
Loan processing expenses	77	70	156	127
Total expenses	44,553	46,301	96,672	94,283
Gain on extinguishment of debt	6,593	–	9,413	–
Income (loss) from continuing operations	6,603	(671)	2,542	(2,665)
Income from discontinued operations	83	135	196	274
Net income (loss) before non-controlling interest in consolidated subsidiaries	6,686	(536)	2,738	(2,391)
Non-controlling interest in consolidated subsidiaries	(20)	5	(4)	19
Net income (loss)	6,666	(531)	2,734	(2,372)
Dividends allocable to preferred shares	(711)	(711)	(1,422)	(1,422)
Net income (loss) allocable to common stockholders	$5,955	$(1,242)	$1,312	$(3,794)

Earnings per share:
Net income (loss) per common share, basic and diluted	$0.12	$(0.03)	$0.03	$(0.09)
Weighted average number of common shares outstanding, basic and diluted	47,974	44,763	47,705	44,572
Dividends declared per common share	$0.05	$0.20	$0.10	$0.40
Dividends declared per preferred share	$0.51	$0.51	$1.02	$1.02

CapLease, Inc. and Subsidiaries Consolidated Balance Sheets As of June 30, 2009 (unaudited) and December 31, 2008

(Amounts in thousands, except share and per share amounts)	As Of June 30, 2009	As Of December 31, 2008
Assets

Real estate investments, net	$1,459,931	$1,510,413
Loans held for investment, net	250,826	285,779
Commercial mortgage-backed securities	157,755	161,842
Cash and cash equivalents	17,026	8,439
Structuring fees receivable	1,486	1,863
Other assets	79,830	77,189

Total Assets	$1,966,854	$2,045,525

Liabilities and Equity

Mortgages on real estate investments	$950,836	$972,324
Collateralized debt obligations	263,289	268,265
Credit facility	158,818	189,262
Secured term loan	119,221	123,719
Convertible senior notes	50,375	66,239
Other long-term debt	30,930	30,930
Total Debt Obligations	1,573,469	1,650,739
Intangible liabilities on real estate investments	48,009	49,277
Accounts payable, accrued expenses and other liabilities	21,029	19,879
Dividends and distributions payable	3,151	711
Total Liabilities	1,645,658	1,720,606

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 1,400,000 shares issued and outstanding	33,657	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 48,651,990 and 47,391,790 shares issued and outstanding, respectively	487	474
Additional paid in capital	315,491	317,565
Accumulated other comprehensive (loss)	(29,768)	(28,118)
Total Stockholders' Equity	319,867	323,578
Non-controlling interest in consolidated subsidiaries	1,329	1,341

Total Equity	321,196	324,919

Total Liabilities and Equity	$1,966,854	$2,045,525

CapLease, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Funds from Operations and Cash Available for Distribution (unaudited)

For the three and six months ended June 30, 2009 and June 30, 2008

	For the Three Months Ended June 30		For the Six Months Ended June 30
(Amounts in thousands, except per share amounts)	2009	2008	2009	2008
Net income (loss) allocable to common stockholders	$5,955	$(1,242)	$1,312	$(3,794)
Add (deduct):
Non-controlling interest in consolidated subsidiaries	20	(5)	4	(19)
Depreciation and amortization expense on real property	13,319	13,293	26,637	26,571
Depreciation and amortization expense on discontinued operations	–	149	149	298
Funds from operations	19,294	12,195	28,102	23,056
Add (deduct):
Straight-lining of rents	(9,626)	(10,214)	1,394	5,065
General and administrative expenses-stock based compensation	515	627	1,020	1,061
Amortization of above and below market leases	328	364	688	718
Non-cash interest income and expenses	809	627	1,587	1,020
Routine capital expenditures on real estate investments	(10)	(12)	(30)	(15)
Gain on extinguishment of debt	(6,593)	–	(9,413)	–
Cash available for distribution	$4,727	$3,599	$23,358	$30,920

Weighted average number of common shares oustanding, basic and diluted	47,974	44,763	47,705	44,572
Weighted average number of OP units outstanding	156	263	156	263
Weighted average number of common shares and OP units outstanding, diluted	48,130	45,026	47,861	44,835

Net income (loss) per common share, basic and diluted	$0.12	$(0.03)	$0.03	$(0.09)
Funds from operations per share	$0.40	$0.27	$0.59	$0.51
Cash available for distribution per share	$0.10	$0.08	$0.49	$0.69

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com